UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant []
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12

GYRODYNE COMPANY OF AMERICA, INC.
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(Name of Registrant as Specified In Its Charter)

FULL VALUE PARTNERS L.P.
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(Name of Person(s) Filing Proxy Statement, if other than the
Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-
6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:


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2)   Aggregate number of securities to which transaction
applies:


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3)   Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:


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5)   Total fee paid:


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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:
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2)   Form, Schedule or Registration Statement No.:


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3)   Filing Party:


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4)   Date Filed:


Full Value Partners L.P., Park 80 West Plaza 2, Suite 750,
Saddle Brook, NJ 07663
(201) 556-0092 // Fax: (201) 556-0097

November 30, 2007

Timothy Brog
Locksmith Capital Management LLC
551 Madison Avenue, 6th Floor
New York, NY 10022

Dear Tim:

As I told you, a number of shareholders of Gyrodyne have urged us to reduce the number of board seats we will seek from three to two.
After careful consideration, we have decided to do just that.
Consequently, we will notify Gyrodone that we do not intend to nominate you for election as a director at the annual meeting.

Thank you for consenting to be a nominee. We are sorry it worked out this way and we wish you continued success in your future endeavors.

Best regards,

Phillip Goldstein
Managing Member
Full Value Advisors L.L.C.
General Partner


Cc:	Peter Pitsiokos, Corporate Secretary
Nicholas Panos, Senior Special Counsel,
Office of Mergers and Acquisitions,
Securities and Exchange Commission


Full Value Partners L.P., Park 80 West Plaza 2, Suite 750,
Saddle Brook, NJ 07663
(201) 556-0092 // Fax: (201) 556-0097

November 30 2007

Peter Pitsiokos
Corporate Secretary
Gyrodyne Company of America, Inc.
102 Flowerfield
St. James, NY 11780

Dear Pete:

As per the enclosed letter to Timothy Brog we have decided not to nominate him as a director of Gyrodyne.

In light of our withdrawal of Mr. Brogs nomination and developments in the lawsuit Gyrodyne filed against us just last week (including the Courts denial of Gyrodynes motion for injunctive relief, its order for expedited limited discovery and a hearing scheduled for December 6, 2007), the board may wish to consider whether or not it is appropriate to postpone the meeting to allow shareholders an opportunity to consider these matters.

Below is an excerpt from SEC Release No. 34-23789 (November 10, 1986) that may be helpful.

While Rule 14a-6 deals with the time periods for filing information with the Commission, questions have also been raised concerning time periods required for adequate dissemination of material changes. When there have been material changes in the proxy soliciting material or material subsequent events (in contrast to routine updating), an additional proxy card, along with revised or additional proxy soliciting material, should be furnished to security holders n48 A sufficient period of time should be allowed for adequate dissemination of the material information to security holders prior to the meeting of security holders or the date on which the consents or authorizations may be used to effect the proposed action to permit security holders to assess the information and to change their voting decisions if desired. n49

n48 Where additional proxy soliciting material relating to the same meeting or subject matter is furnished to security holders subsequent to the proxy statement, Rule 14a-6(b) requires that such material be furnished to the Commission at least two business days prior to the date of furnishing the material to security holders.

n49 See Bear, Stearns & Co. v. Anderson Clayton & Co.,
No. 8501, Del. Ch. Ct.(June 10, 1986) (three business day
 solicitation period not sufficient to allow security holders a reasonable opportunity to receive and consider additional soliciting material prior to the meeting). See also, Smith v. Van Gorkom,488
A.2d 858, 893 (Del. 1985) ("in an appropriate case, an otherwise candid proxy statement may be so untimely as to defeat its purpose of meeting the needs of a fully informed electorate"). Cf. Electronic
Specialty Co. v. International Controls Corp., 409
F.2d 937, 944 (2d Cir. 1969) (describing district court opinion declining to order divestiture of shares acquired in tender offer or to enjoin voting and holding that withdrawal offer lasting for eight days afforded equivalent relief to rescission offer); Allied Stores Corporation v. Campeau Acquisition Corp., et. al., No. 86 Civ. 7841 (S.D.N.Y. Oct. 10, 1986)
(temporary restraining order issued for period of 10 days to allow shareholders reasonable opportunity to make informed choice in light of change in terms of tender offer); Nicholson File Co. v. H.K. Porter Co., 341 F. Supp.
508, 513-514, 522 (D.R.I. 1972)affd 482 F.2d 421
(1st Cir. 1973) (curative letter and rescission offer
 mailed within seven days of a tender offer withdrawal date sufficient to counter any effect of misstatement); Securities Exchange Act Release No. 16343 (November 15, 1979) (Commission report under Exchange Act Section 21(a), stating that when facts change prior to meeting, appropriate steps should be taken to disseminate complete and accurate information to security holders; possibilities to be considered including postponing the meeting, sending a letter to all security holders advising them of the changes that have been made, revising the proxy statement and resoliciting proxies, and or offering new proxy cards).

Very truly yours,


Phillip Goldstein
Managing Member
Full Value Advisors LLC
General Partner

Cc:Timothy Brog
Nicholas Panos, Senior Special Counsel,
Office of Mergers and Acquisitions,
Securities and Exchange Commission